Exhibit 99.1

FOR IMMEDIATE RELEASE

HOMELAND SECURITY CAPITAL CORPORATION

ANNOUNCES RESTRUCTURING,
STOCK SPLIT AND NAME CHANGE

ARLINGTON, VA — August 29, 2012 — Homeland Security Capital Corporation (OTCBB: HOMS), a national provider of real estate services to banks, financial institutions and mortgage lenders, announced today a restructuring of its balance sheet, including changes to its capital structure, debt and minority ownership.

As reported, Yorkville Global Advisors, LLC (“YA”), the Company’s senior lender and majority stockholder, has agreed to exchange all of its Series H Convertible Preferred Stock (“Series H Stock”), Series F Convertible Preferred Stock, all warrants to purchase common stock, all accrued dividends and approximately $5,139,490 in Senior Notes for a non-recourse note in the amount of $2,311,050 and 2,043,810 shares of the Company’s newly created Series J Convertible Preferred Stock (“Series J Stock”) (or approximately 62.3% ownership of the Company on a fully converted basis). The principal amount of the non-recourse note is equal to the sum of the note due the Company from its sale of Safety and Ecology Holdings Corporation (“SEC”) and the escrow account balances from the sales of SEC and Corporate Security Solutions, Inc. in 2011. The non-recourse note will be adjusted as, if and when the Company receives any amounts from the aforementioned sales, with the note being reduced in part or in whole for any amounts not received.

Also, as part of the restructuring, the 20% minority owners of Fiducia Real Estate Services, Inc (“FRES”), the Company’s real estate services holding company, agreed to exchange their ownership in FRES for an aggregate of 428,571 shares of Series J Stock and 307,985 shares of the Company’s Common Stock (or approximately 15.9% total ownership of the Company on a fully converted basis). As a result of this exchange, the Company will own 100% of FRES.

Additionally, Fiducia Holdings Corporation (“FHC”), which was the majority owner (80%) of FRES, merged with and into the Company.  The Company’s CEO and CFO, as minority owners of FHC (20%), agreed to exchange their minority position in FHC for an aggregate of 95 shares of Series J Stock and 1,759,288 shares of the Company’s Common

Stock (or approximately 16.3% total ownership of the Company on a fully converted basis).

Finally, certain members of management and directors had previously purchased from YA an amount of Series H Stock, which shares of Series H were also exchanged for an aggregate of 146,667 shares of Series J Stock (or approximately 4.5% ownership of the Company on a fully converted basis).

As a result of the restructuring, the Company now has 2,619,143 shares of Series J Stock outstanding and 2,173,272 shares of Common Stock outstanding, or a total of 10,679,466 shares of Common Stock on a fully-diluted basis. The Series J Stock is mandatorily convertible upon either the written consent, at any time, of the holders of the Series J Stock, as provided in the governing Certificate of Designations of the Series J Stock, or  the closing by the Company of the sale of shares of Common Stock at a price of at least $1.05 per share in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Company.  The table below reflects the Company’s capitalization, after giving effect to the restructuring, on a fully-diluted basis, assuming no anti-dilution adjustments:

Name	Series J Preferred Stock Issued and Outstanding	Common Stock Equivalent	Common Stock Issued and Outstanding	Ownership Percentage on an As- Converted Basis
YA Global Investments, L.P.	2,043,810	6,720,400	—	62.31%
Timios Management	494,287	1,625,295	307,985	17.92%
McMillen/Brigante	57,238	188,208	1,947,496	18.06%
FFZ Family Trust	23,810	78,290	—	0.73%
Total	2,619,143	8,612,194	2,067,272	99.02%

The pro-forma summary balance sheet below indicates what the consolidated balance sheet of the Company would have reflected if the Restructuring had been completed at June 30, 2012:

Assets	June 30, 2012	Pro-forma Adjustments	Pro-forma June 30, 2012
Current assets	$3,015,237	$—	$3,015,237
Other assets	6,018,888	—	6,018,888
Total Assets	$9,034,125	$—	$9,034,125
Liabilities and Equity
Current liabilities	$7,592,887	$(4,917,631)	$2,675,256
Other liabilities	4,234,557	(2,755,126)	1,479,431
Total Liabilities	$11,827,444	$(7,672,757)	$4,154,687
Warrants Payable	$169,768	(169,768)	—
Total Equity	$(2,963,087)	$7,842,525	$4,879,438
Total Liabilities and Equity	$9,034,125	$—	$9,034,125

C. Thomas McMillen, HOMS Chairman and CEO, commented, “The immediate effect of the restructuring and the exchange and merger agreements is to consolidate the potential 500 million common shares resulting from our convertible preferred stock, $5.4 million in debt (of which $2.3 million will remain in a non-recourse note subject only to the remaining note receivable and escrow balances  from the sale of our subsidiaries in 2011), $4.2 million in accrued dividends, and the 20% minority positions in Fiducia Holdings Corporation and Fiducia Real Estate Solutions, Inc. into 2.6 million shares of a new series of preferred stock, which is convertible into 8.6 million shares of our post split common stock  and 2.1 million shares of common stock on a post split basis.” McMillen continued, “The overall result of these agreements greatly simplifies our capital structure, makes our capital structure very transparent for current and new investors, and allows us to seek new funding arrangements for future acquisitions.”

The Company consolidates the results of its 100% owned subsidiary Fiducia Real Estate Services, Inc., which owns 100% of Timios, Inc., Timios Appraisal Management, Inc. and Default Servicing USA, Inc.

The Company also announced that, as a result of the filing of its Amended and Restated Certificate of Incorporation today, the Company’s name officially changed from “Homeland Security Capital Corporation” to “Timios National Corporation.”  As a result of the filing of the Amended and Restated Certificate of Incorporation, the Company also decreased its authorized capital stock from 2,010,000,000 to 55,000,000 shares, which authorized capital was reclassified to 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

In addition, the Company also announced a 1-for-500 reverse stock split of the Company’s issued and outstanding Common Stock, or the reverse stock split. As a result of the reverse stock split, every five hundred shares of Common Stock issued and outstanding prior to the opening of trading on August 29, 2012 will be consolidated into one issued and outstanding share. The reverse stock split reduces the number of issued and outstanding shares of Common Stock from 55,159,102 shares to approximately 110,318 shares. No fractional shares of common stock will be issued as a result of the reverse stock split, and any fractional shares will be rounded up to the nearest whole share.  Trading of the Company’s shares of Common Stock on the OTCBB will continue, on a split-adjusted basis, with the opening of the markets on Wednesday, August 29, 2012, under new CUSIP number 88738N103.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. EDT on Thursday, August 30, 2012. During the call, C. Thomas McMillen, Chairman and Chief Executive Officer and Michael T. Brigante, Chief Financial Officer will discuss the Company’s restructuring. The telephone number for the conference call is 877-407-8033 (Toll Free US); and 201-689-8033 (International). A live webcast of the call will also be available on the Company’s website, www.hscapcorp.com. Investors can also access the webcast at www.InvestorCalendar.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 877-660-6853 (Replay Toll Free US) 201-612-7415 (Replay International), account # 286, conference ID # 399267. The encore recording will be available after the conference call has concluded.

About Timios National Corporation

Timios National Corporation is a company engaged in the strategic acquisition, development, and consolidation of real estate service businesses. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. Former Maryland Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland, heads the company.

Timios National Corporation operates businesses that provide real estate products and service solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on growth opportunities.

Timios National Corporation’s portfolio of companies includes:

Fiducia Real Estate Services, Inc. (“FRES”) is a holding company that provides real estate products and services through its three wholly-owned subsidiaries: Timios, Inc. Timios Appraisal Management, Inc. and Default Servicing USA, Inc.

Timios, Inc. (“Timios”) is a national title and escrow company licensed to conduct business in forty states and the District of Columbia. The company provides various products and services to banks, direct mortgage companies and mortgage servicing companies through utilizing advanced technology in a paperless operating system. For more information about Timios, please visit www.timios.com.

Timios Appraisal Management, Inc. (“TAM”) is a national appraisal management company providing property valuation services to banks, mortgage companies, portfolio managers and investors.  TAM manages a national network of appraisers and utilizes advanced technology to deliver quality controlled products in a paperless environment.  For more information about TAM, please visit www.timios.com.

Default Servicing USA, Inc. (“DSUSA”) is national asset management company providing a full range of services in the real estate owned (REO) industry to banks, financial institutions, investors and mortgage companies. DSUSA manages the disposition of REO properties from eviction to closing of the sale, ensuring the highest return on value through utilizing advanced technology in a paperless environment. For more information about DSUSA, please visit www.defaultservicingusa.com.

For more information about Timios National Corporation, visit www.hscapcorp.com.

Forward-Looking Statement

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although HOMS believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Contact:

Timios National Corporation

Ross English (469) 774 - 1491

InvestorRelations@timios.com